Exhibit 23(i)(ii)


J. W. BROWN (1911-1995)  BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS          ATTORNEYS AND COUNSELORS AT LAW    JOANN M. STRASSER
ROBERT S BROWN                    3500 CAREW TOWER           AARON A. VANDERLAAN
DONALD S. MENDELSOHN              441 VINE STREET            LAWRENCE A. ZEINNER
LYNNE SKILKEN                  CINCINNATI, OHIO 45202        STEPHANIE M. MACK
AMY G. APPLEGATE              TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA        TELECOPIER (513) 381-2125             OF COUNSEL
MELANIE S. CORWIN                                                GILBERT BETTMAN


                                January 12, 2001



The BSG Funds
1105 Schrock Road, Suite 437
Columbus, Ohio 43229

         RE: THE BSG FUNDS, FILE NOS. 333-22075 AND 811-8061

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 7 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                       Very truly yours,


                                       /s/ Brown, Cummins & Brown Co., L.P.A.

                                       BROWN, CUMMINS & BROWN CO., L.P.A.